UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 12, 2014 (May 8, 2014)

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52013	20-0640002
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5 Penn Plaza (4th Floor), New York, New York 10001

(Address of Principal Executive Offices, Including Zip Code)

(212) 246-6700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.07. Submission of Matters to a Vote of Security Holders

(a) The Annual Meeting was held on May 8, 2014.

(b) Proxies for the Annual Meeting were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934; there was no solicitation in opposition to management’s nominees for directors listed in the Proxy Statement and all such nominees were elected. The final results of voting for each matter submitted to a vote of stockholders at the meeting are as follows:

Proposal 1 – Election of Directors

The final results of the voting for seven Directors for an annual term are set forth below:

Robert J. Giardina	For	17,237,717
	Withheld	870,582
	Broker non-votes	3,244,375
Paul N. Arnold	For	17,237,107
	Withheld	871,192
	Broker non-votes	3,244,375
Bruce C. Bruckmann	For	15,863,941
	Withheld	2,244,358
	Broker non-votes	3,244,375
J. Rice Edmonds	For	16,273,204
	Withheld	1,835,095
	Broker non-votes	3,244,375
John H. Flood III	For	16,294,902
	Withheld	1,813,397
	Broker non-votes	3,244,375
Thomas J. Galligan III	For	16,274,031
	Withheld	1,834,268
	Broker non-votes	3,244,375
Kevin McCall	For	16,294,912
	Withheld	1,813,367
	Broker non-votes	3,244,375

Proposal 2 — Ratification of the Appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm

The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 was ratified. The final results of the voting for this proposal are set forth below:

For	21,013,322
Against	96,562
Abstain	242,790
Broker Non-Votes	0

Proposal 3 — Advisory Vote on Executive Compensation: To approve, in a non-binding, advisory vote, the compensation paid to our named executive officers.

The stockholders approved, on an advisory, non-binding basis, the compensation of our named executive officers. The final results of the voting for this proposal are set forth below:

For	16,301,228
Against	957,257
Abstain	849,814
Broker Non-Votes	3,244,375

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.
(Registrant)

May 12, 2014	By:	/s/ David M. Kastin
David M. Kastin
Senior Vice President – General Counsel